EXHIBIT 10.4.2

AMENDMENT TO ATTACHMENT TO

THE ADOPTION AGREEMENT FOR

VBA EXECUTIVE’S DEFERRED COMPENSATION PLAN

FOR C&F FINANCIAL CORPORATION

(As Restated Effective January 1, 2001)

Pursuant to authorization of the Board of Directors of C&F Financial Corporation, item 6 of the Attachment to the Adoption Agreement for the VBA Executive’s Deferred Compensation Plan for C&F Financial Corporation, as restated effective January 1, 2001 and as thereafter amended, maintained in the form of the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Executives and as amended from time to time (the “Plan”), is revised to read as follows, effective January 1, 2007:

6. Vesting in Employer Deferral Account SERP subaccount.

(a)	Except as otherwise provided in item 6(b) of this Attachment to the Adoption Agreement for the Plan, the Employer Deferral Account SERP subaccount of a Participant shall be fully vested upon the first to occur of the following while he is an Employee:

(i)	His death.

(ii)	His total disability (based on the standard applicable under the Employer’s long term disability program or, if none or if he is not a participant in that program, based on his entitlement to Social Security disability).

(iii)	His retirement at or after age 65.

(iv)	His early retirement with consent of the Board expressly providing for such vesting.

(v)	A Change in Control.

(b)	If other vesting provisions are provided by the Board or the Compensation Committee of the Board with respect to the Employer Deferral Account SERP subaccount of any Participant no later than the date the first contribution by the Employer to the Participant’s Employer Deferral Account SERP subaccount is made (or at any time thereafter if such other vesting provision make vesting more favorable to the Participant), vesting in the Participant’s Employer Deferral Account SERP subaccount shall be determined as so provided by the Board or its Compensation Committee.

IN WITNESS WHEREOF, C&F Financial Corporation, as the Plan Sponsor, has caused its name to be signed to this Attachment by its duly authorized officer as of the date noted below.

Dated:	March 7, 2007	C&F Financial Corporation, Plan Sponsor

		By:	/s/ Robert L. Bryant
Its Chief Operating Officer

By execution hereof by the duly authorized Representative, the Virginia Bankers Association hereby accepts the above Attachment.

Dated:
Trustee’s Representative